                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ROCK-TENN COMPANY
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                  (Name of Registrant as Specified In Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee previously paid with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement no.:
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     (3) Filing Party:
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     (4) Date Filed:
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

                            (LOGO) ROCK-TENN COMPANY

                               December 18, 1998

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Rock-Tenn Company (the "Company") to be held on January 28, 1999, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will begin promptly at 9:00 a.m., local time, and we hope it will be possible for you to attend.

     The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting, which includes the election of directors.

     Please complete, sign and return your proxy card in the enclosed envelope at your earliest convenience to ensure that your shares will be represented and voted at the Annual Meeting of Shareholders. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

                                            Sincerely,

                                            /s/ BRADLEY CURREY, JR.

                                            Bradley Currey, Jr.
                                            Chairman and
                                            Chief Executive Officer

                            (LOGO) ROCK-TENN COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 28, 1999

To the Shareholders of Rock-Tenn Company:

     The Annual Meeting of Shareholders of Rock-Tenn Company (the "Company") will be held on Thursday, January 28, 1999, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, for the following purposes:

          (i) to elect five directors;

          (ii) to approve certain amendments to the Company's 1993 Stock Option Plan;

          (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1999 fiscal year; and

          (iv) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on December 4, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on December 4, 1998 will be open for examination during the Annual Meeting of Shareholders.

     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ DAVID C. NICHOLSON

                                          David C. Nicholson
                                          Secretary

Atlanta, Georgia
December 18, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 28, 1999

                            ------------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of Rock-Tenn Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders of the Company scheduled to be held on January 28, 1999 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, 9:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting").

RECORD DATE

     The Board of Directors of the Company has fixed the close of business on December 4, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock," together with the Class A Common Stock, the "Common Stock") as of the record date are entitled to vote at the Annual Meeting or any adjournment thereof. On the record date, 22,947,900 shares of Class A Common Stock and 11,740,152 shares of Class B Common Stock were issued and outstanding. No cumulative voting rights are authorized and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about December 18, 1998.

VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

     In accordance with the Company's Restated and Amended Articles of Incorporation (the "Articles of Incorporation") and Georgia law, each share of Class A Common Stock is entitled to one vote at the Annual Meeting and each share of Class B Common Stock is entitled to ten votes at the Annual Meeting. With respect to all matters to be voted upon at the Annual Meeting, holders of shares of Class A Common Stock and Class B Common Stock will vote together as a single voting group (the "Voting Group").

     The presence, either in person or by proxy, of the holders of a majority of the votes of the shares of Common Stock comprising the Voting Group outstanding on the record date is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. Under Georgia law, the Bylaws of the Company and the rules of the New York Stock Exchange, (i) with respect to the election of directors, the affirmative vote of a plurality of the shares comprising the Voting Group is required to elect the nominees to the Board of Directors and
(ii) with respect to the proposal to approve certain amendments to the Company's 1993 Stock Option Plan and to ratify the appointment of Ernst & Young LLP as independent auditors, the votes cast in favor of such proposal by shares comprising the Voting Group must exceed the votes cast against such proposal to ratify such appointment. With respect to any other matter that may properly come before the Annual Meeting, the votes cast in favor of such matter by shares comprising the Voting Group must exceed the votes cast against approval of such matter for such matter to be approved. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will not count as either a vote for or against any matter presented for shareholder approval at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors consists of thirteen members. The Company's Articles of Incorporation divide the Board of Directors into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires. At the Annual Meeting on January 28, 1999, five nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 2002, or until their successors are elected and qualified. In accordance with the Bylaws of the Company, the mandatory retirement age for directors is 72.

     The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board of Directors either (i) to elect substitute nominees recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than five directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR J. HYATT BROWN, A.D. FRAZIER, EUGENE U. FREY, C. RANDOLPH SEXTON AND JAY SHUSTER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

NOMINEES FOR ELECTION -- TERM EXPIRING 2002

     J. Hyatt Brown, 61, has served as a director of the Company since 1971. Mr. Brown has served as Chairman, President and Chief Executive Officer of Poe & Brown, Inc., an insurance agency headquartered in Daytona Beach and Tampa, Florida, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, and International Speedway Corp., a motor sports company. Mr. Brown is the brother-in-law of Mrs. Mary Louise Morris Brown.

     A.D. Frazier, 54, has served as President and Chief Executive Officer of Invesco, Inc., an investment management company, since November 1996. Mr. Frazier served as Chief Operating Officer of Atlanta Committee for the Olympic Games from March 1991 until October 1996. Mr. Frazier is also a director of

Apache Corp., an oil and gas exploration company, Magellan Health Services, Inc., a managed health care provider, and Amvescap, PLC, an investment management company.

     Eugene U. Frey, 68, has served as a director of the Company since February 1997. Since January 1997, Mr. Frey has served as Chairman of Wabash Management, Incorporated. Prior to January 1997, Mr. Frey served as Chairman and Chief Executive Officer of Waldorf Corporation, a recycled paperboard and folding carton manufacturer that is now a subsidiary of the Company, for more than five years.

     C. Randolph Sexton, 69, has served as a director of the Company since 1967. Mr. Sexton owns and manages citrus groves and a citrus packaging plant in Vero Beach, Florida, which he has done for more than five years.

     Jay Shuster, 44, has served as President of the Company since October 1995 and Chief Operating Officer of the Company since June 1991. Mr. Shuster served as an Executive Vice President of the Company from June 1991 to October 1995. Mr. Shuster was elected a director of the Company in January 1992. From January 1989 until June 1991, Mr. Shuster was Executive Vice President and General Manager of the Company's Consumer Packaging Group. Mr. Shuster served as Executive Vice President and General Manager of the Company's Folding Carton Division from December 1986 until January 1989. Mr. Shuster joined the Company in May 1979.

INCUMBENT DIRECTORS -- TERM EXPIRING 2001

     Stephen G. Anderson, 60, has served as a director of the Company since 1977. Dr. Anderson has been a physician for more than five years in private practice in Winston-Salem, North Carolina.

     Robert B. Currey, 58, has served as a director of the Company since 1989. Mr. Currey founded Currey & Company, Inc., an outdoor furniture business, and has served as Chairman, President and Chief Executive Officer thereof for more than five years. Mr. Currey is the brother of Bradley Currey, Jr. and the uncle of Russell M. Currey, Senior Vice President of Marketing and Planning.

     John W. Spiegel, 57, has served as a director of the Company since 1989. Mr. Spiegel has served as Executive Vice President and Chief Financial Officer of SunTrust Banks, Inc., a bank holding company, for more than five years. Mr. Spiegel is also a director of Conti Financial Corporation, a consumer and commercial finance business, and Suburban Lodges of America, a real estate investment trust. Mr. Spiegel is also a director of SunTrust Capital Markets.

     L.L. Gellerstedt, III, 42, has served as Chairman and Chief Executive Officer of American Business Products Inc., a printing company, since May, 1998. Mr. Gellerstedt served as the Chief Executive Officer of Beers Construction Company, a construction company, since June 1994 until May 1998. He has served as Chairman of Beers Construction Company since June 1994. From November 1990 until June 1994, Mr. Gellerstedt served as President and Chief Executive Officer of Beers Construction Company. Mr. Gellerstedt is also a director of SunTrust Bank, Atlanta, a commercial bank, and Alltel Corporation, a nationwide telecommunications services company.

INCUMBENT DIRECTORS -- TERM EXPIRING 2000

     Bradley Currey, Jr., 68, has served as Chairman of the Board of the Company since July 1993 and as Chief Executive Officer of the Company since 1989. Mr. Currey served as President from 1978 until October 1995. He has been a director of the Company since 1967. Mr. Currey joined the Company in 1976 and prior to that time was Executive Vice President and a director of Trust Company of Georgia (currently SunTrust Banks, Inc.). Mr. Currey is also a director of Genuine Parts Company, an auto parts wholesaler and Poe & Brown, Inc., an insurance agency. Mr. Currey is the father of Russell M. Currey and the brother of Robert B. Currey.

     Mary Louise Morris Brown, 67, has served as a director of the Company since January 1994 and has been a homemaker for more than five years. Mrs. Brown is the sister-in-law of J. Hyatt Brown. Mrs. Brown is a trustee of Stetson University, a member of the board of Visiting Nurse Health System and chairman of the Mary Louise Morris Brown Charitable Trust.

     John D. Hopkins, 60, has served as a director of the Company since 1989. Mr. Hopkins has served as Executive Vice President and General Counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, since April 1993. Prior to joining Jefferson-Pilot Corporation, Mr. Hopkins was a partner in the law firm of King & Spalding since January 1971.

     James W. Johnson, 57, has served as a director of the Company since 1984. Mr. Johnson has served as President of McCranie Tractor Company, a John Deere tractor dealership, for more than five years.

MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1998 the Board of Directors of the Company held four regular meetings. All members of the Board attended at least 75% of all meetings of the Board and the committees on which such director served in fiscal 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Options Committee and a Nominating Committee.

     Executive Committee. Messrs. J. Hyatt Brown, Bradley Currey, Jr., John D. Hopkins, John W. Spiegel and Jay Shuster are members of the Executive Committee, and Mr. Brown is Chairman of the Committee. The Executive Committee is authorized to exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company, provided that the Executive Committee does not have the power to (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any of its committees, (iii) amend the Company's Articles of Incorporation pursuant to 14-2-1002 of the Georgia Business Corporation Code, (iv) adopt, amend or repeal the Company's Bylaws or (v) approve a plan of merger not requiring shareholder approval. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee held four meetings in fiscal 1998.

     Audit Committee. Dr. Stephen G. Anderson and Messrs. Eugene U. Frey, A.D. Frazier and John W. Spiegel are members of the Audit Committee, and Mr. Spiegel is Chairman of the Committee. None of the members of the Committee are employees of the Company. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by the Company's auditors. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board of Directors. This Committee held three meetings in fiscal 1998.

     Compensation and Options Committee. Mrs. Mary Louise Morris Brown, Messrs. James W. Johnson and L.L. Gellerstedt, III are members of the Compensation and Options Committee (the "Compensation Committee"), and Mr. Johnson is Chairman of the Committee. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's Chief Executive Officer and for administering the Company's stock option plans, employee stock purchase plan, key-employee incentive bonus plan and supplemental executive retirement plan. This Committee held one meeting in fiscal 1998.

     Nominating Committee. Messrs. Bradley Currey, Jr., J. Hyatt Brown and C. Randolph Sexton are members of the Nominating Committee, and Mr. Currey is Chairman of the Committee. The Nominating Committee reviews all persons recommended to serve on the Board of Directors and is responsible for recommending nominees for election as directors to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders of the Company provided that such nominations are made in accordance with the procedures set forth in the Bylaws of the Company. The procedure shareholders must follow in order to nominate an individual for election to the Board of Directors is set forth herein under "Other

Matters -- Shareholder Nominations for Election of Directors." This Committee held no meetings in fiscal 1998.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual retainer fee of $12,000 and an attendance fee of $1,250 for each Board and committee meeting attended (excluding telephonic meetings), as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. In addition, the Company pays the chairman of each committee of the Board an annual retainer fee of $2,500 provided such chairman is not an employee of the Company.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of each class of Common Stock as of December 4, 1998 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock, (ii) each of the Named Executive Officers (as hereinafter defined), (iii) each of the directors and nominees for director of the Company and (iv) all directors and executive officers of the Company as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" securities if that person has or shares the power to vote or dispose, or to direct the vote or disposition, of such securities. The person is also deemed to beneficially own any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities and a person may be deemed to beneficially own securities as to which he or she has no pecuniary interest. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

                                   BENEFICIAL OWNERSHIP OF         BENEFICIAL OWNERSHIP OF
                                   CLASS A COMMON STOCK(1)           CLASS B COMMON STOCK
                                  --------------------------     ----------------------------    PERCENTAGE
                                    NUMBER         PERCENT         NUMBER           PERCENT     OF COMBINED
                                  OF SHARES      OF CLASS(2)      OF SHARES       OF CLASS(3)   VOTING POWER
                                  ----------     -----------     -----------      -----------   ------------
Bradley Currey, Jr.(4)..........   3,510,616(5)     13.64%        2,766,180(6)       23.56%        20.23%
Jay Shuster.....................     751,858(7)      3.18           599,769(8)        5.10          4.37
Edward E. Bowns.................     316,211(9)      1.36           211,364(10)       1.80          1.58
David E. Dreibelbis.............     297,929(11)     1.28           192,046(12)       1.63          1.44
David C. Nicholson..............     282,581(13)     1.22           177,153(14)       1.50          1.33
Stephen G. Anderson.............     716,292(15)     3.09           307,150(16)       2.62          2.48
J. Hyatt Brown(17)..............   5,208,935(18)    20.06         3,020,795(19)      25.73         23.08
Mary Louise Morris Brown(20)....   2,283,874(21)     9.38         1,398,296(22)      11.91         10.59
Robert B. Currey................     142,163(23)        *            71,081(24)          *             *
Russell M. Currey...............   2,091,424(25)     8.37         2,040,824(26)      17.37         14.56
A.D. Frazier....................       4,058            *                 0              *             *
Eugene U. Frey..................      55,050(27)        *                 0              *             *
L.L. Gellerstedt, III...........      52,800(28)        *                 0              *             *
John D. Hopkins.................     887,142(29)     3.79           440,388(30)       3.75          3.46
James W. Johnson................     152,530(31)        *            71,965(32)          *             *
C. Randolph Sexton..............     689,395(33)     2.96           429,038(34)       3.65          3.24
John W. Spiegel.................      95,448(35)        *            47,094(36)          *             *
All directors and executive
  officers as a group (27
  persons)......................  13,524,742(37)    38.04         9,073,492(38)      76.09         72.97

---------------

   * Less than 1%.

 (1) Under the Company's Articles of Incorporation, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a share-for-share basis at any time subject to compliance with certain first offer rights. As a result, in accordance with rules of the Securities and Exchange Commission, shares of Class A Common Stock shown as beneficially owned include shares of Class A Common Stock issuable upon conversion of Class B Common Stock beneficially owned by the persons listed in the table.

 (2) Based on an aggregate of 22,947,900 shares of Class A Common Stock issued and outstanding as of December 4, 1998 plus, for each individual, (i) the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individual, (ii) the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 2, 1999 and (iii) the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 2, 1999.

 (3) Based on an aggregate of 11,740,152 shares of Class B Common Stock issued and outstanding as of December 4, 1998 plus, for each individual, the number of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to February 2, 1999.

 (4) Mr. Currey's address is P. O. Box 4098, Norcross, Georgia 30091.

 (5) Represents (i) 115,500 shares held by Mr. Currey as trustee for the benefit of Mrs. Mary Louise Morris Brown, (ii) 192,059 shares deemed beneficially owned by Mr. Currey as co-trustee with Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown), (iii) 388,977 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John
     D. Hopkins) and (iv) 2,766,180 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey.

 (6) Includes (i) 115,500 shares held by Mr. Currey as trustee for the benefit of Mrs. Mary Louise Morris Brown, (ii) 118,077 shares beneficially owned by Mr. Currey's spouse, (iii) 1,254,000 shares beneficially owned by Currey Family Investments, L.P., for which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Russell M. Currey), (iv) 192,059 shares deemed beneficially owned by Mr. Currey as co-trustee with Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as beneficially owned by Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown) and (v) 380,424 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. J. Hyatt Brown and John D. Hopkins).

 (7) Includes (i) 126,480 shares issuable upon exercise of stock options beneficially owned by Mr. Shuster, (ii) 577,329 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Shuster, (iii) 22,440 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Shuster and (iv) 3,669 shares held by Mr. Shuster's spouse as custodian for their children.

 (8) Includes 17,778 shares held by Mr. Shuster's spouse as custodian for their children and 22,440 shares issuable upon exercise of stock options beneficially owned by Mr. Shuster.

 (9) Includes (i) 4,521 shares held in joint tenancy with Mr. Bowns' former spouse and Mr. Bowns' son, (ii) 57,200 shares issuable upon exercise of stock options beneficially owned by Mr. Bowns, (iii) 184,964 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Bowns and (iv) 26,400 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Bowns.

(10) Includes 4,521 shares held in joint tenancy with Mr. Bowns' former spouse and Mr. Bowns' son and 26,400 shares issuable upon exercise of stock options beneficially owned by Mr. Bowns.

(11) Includes (i) 84,040 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis, (ii) 166,306 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Dreibelbis and (iii) 25,740 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.

(12) Includes 25,740 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.

(13) Includes (i) 65,065 shares issuable upon exercise of stock options beneficially owned by Mr. Nicholson, (ii) 151,413 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by

     Mr. Nicholson and (iii) 25,740 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Nicholson.

(14) Includes 25,740 shares issuable upon exercise of stock options beneficially owned by Mr. Nicholson.

(15) Includes 262,944 shares held by Dr. Anderson's spouse, and 143,998 and 163,152 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Dr. Anderson and Dr. Anderson's spouse, respectively.

(16) Includes 163,152 shares held by Dr. Anderson's spouse.

(17) Mr. Brown's address is P. O. Drawer 2412, Daytona Beach, Florida 32115. Mr. Brown serves as Chairman and Chief Executive Officer of Poe & Brown, Inc., which together with its predecessor has provided certain insurance services to the Company. See "Certain Transactions."

(18) Represents (i) 716,100 shares held in joint tenancy with Mr. Brown's spouse, (ii) 192,059 shares deemed beneficially owned by Mr. Brown as co-trustee with Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown), (iii) 388,977 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins), (iv) 197,485 shares held indirectly by Poe & Brown, Inc., of which Mr. Brown serves as Chairman and Chief Executive Officer, (v) 3,020,795 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Brown and (vi) 693,519 shares deemed beneficially owned by Mr. Brown as executor of the estate of A. Worley Brown.

(19) Represents (i) 1,046,100 shares held in joint tenancy with Mr. Brown's spouse, (ii) 192,059 shares deemed beneficially owned by Mr. Brown as co-trustee with Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown), (iii) 380,424 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and John D. Hopkins), (iv) 362,485 shares held indirectly by Poe & Brown, Inc., of which Mr. Brown serves as Chairman and Chief Executive Officer and (v) 1,039,727 shares deemed beneficially owned by Mr. Brown as executor of the estate of A. Worley Brown.

(20) Mrs. Brown's address is P. O. Box 4098, Norcross, Georgia 30091.

(21) Represents (i) 693,519 shares held by the estate of A. Worley Brown (ii) 192,059 shares deemed beneficially owned by Mrs. Brown as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown) (iii) 1,398,296 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Brown.

(22) Includes (i) 1,039,727 shares held by the estate of Worley Brown and (ii) 192,059 shares deemed beneficially owned by Mrs. Brown as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).

(23) Represents 71,082 shares held in joint tenancy with Mr. Currey's spouse and 71,081 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey.

(24) Includes 69,841 shares held in joint tenancy with Mr. Currey's spouse and 1,240 shares held by Mr. Currey's children.

(25) Represents (i) 50,600 shares issuable upon exercise of stock options beneficially owned by Mr. Currey, (ii) 2,034,224 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey and (iii) 6,600 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Currey.

(26) Includes (i) 658,758 shares deemed beneficially owned by Mr. Currey as trustee of two trusts for the benefit of Mr. Bradley Currey, Jr. and his spouse, (ii) 2,468 shares held by Mr. Currey's spouse, (iii) 6,600 shares issuable upon exercise of stock options beneficially owned by Mr. Currey and (iv) 1,254,000 shares beneficially owned by Currey Family Investments, L.P., with respect to which Mr. Currey serves as general partner (which shares are also shown as beneficially owned by Mr. Bradley Currey, Jr.).

(27) Includes 550 shares held in joint tenancy with Mr. Frey's spouse.

(28) Includes 52,800 shares held by Beers Construction Company, of which Mr. Gellerstedt serves as Chairman of the Board.

(29) Includes (i) 388,977 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown) and (ii) 440,388 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Hopkins.

(30) Includes 380,424 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).

(31) Includes (i) 16,209 shares held by Mr. Johnson's spouse, (ii) 8,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan and (iii) 71,965 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Johnson.

(32) Includes 16,209 shares held by Mr. Johnson's spouse.

(33) Includes 34,200 shares held by Mr. Sexton as custodian for his grandchildren and 429,038 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Sexton.

(34) Includes 18,150 shares held by Mr. Sexton as custodian for his grandchildren.

(35) Includes 47,094 shares held in joint tenancy with Mr. Spiegel's spouse and 47,094 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Spiegel.

(36) Represents shares held in joint tenancy with Mr. Spiegel's spouse.

(37) Represents (i) 3,772,570 shares beneficially owned by such directors and executive officers, (ii) 678,680 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers, (iii) 8,889,093 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by such directors and executive officers and (iv) 184,399 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by such directors and executive officers.

(38) Represents 8,889,093 shares beneficially owned by such directors and executive officers and 184,399 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth certain information relating to the compensation earned during fiscal 1998, the fiscal year ended September 30, 1997 ("fiscal 1997") and the fiscal year ended September 30, 1996 ("fiscal 1996") by the Company's Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG
                                                                                TERM
                                                ANNUAL COMPENSATION(1)      COMPENSATION
                                             ----------------------------   ------------
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
                                                                             UNDERLYING     ALL OTHER
                                             FISCAL                         OPTIONS/SARS   COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR     SALARY    BONUS($)       (#)           ($)(2)
        ---------------------------          ------   --------   --------   ------------   ------------
Bradley Currey, Jr.........................   1998    $700,000   $224,000      50,000         $7,357
  Chairman and Chief                          1997    $700,000   $ 91,000      50,000         $7,530
  Executive Officer                           1996    $650,000   $234,000          --         $7,543
Jay Shuster................................   1998    $455,000   $145,600      42,000         $2,522
  President                                   1997    $415,000   $ 53,950      39,000         $2,696
  and Chief Operating Officer                 1996    $375,000   $135,000      30,800         $2,708
David E. Dreibelbis........................   1998    $290,000   $ 92,800      26,000         $3,039
  Executive Vice President                    1997    $270,000   $ 35,100      24,000         $3,213
  and General Manager of                      1996    $240,000   $ 86,400      17,600         $3,226
  the Mill Group
Edward E. Bowns............................   1998    $265,000   $ 84,800      24,000         $4,788
  Executive Vice President                    1997    $252,000   $ 32,760      23,000         $4,962
  and General Manager of                      1996    $235,000   $ 84,600      13,200         $4,974
  the Industrial Products Group
David C. Nicholson.........................   1998    $236,000   $ 75,520      21,000         $2,635
  Senior Vice President, Chief                1997    $222,000   $ 28,860      20,000         $2,809
  Financial Officer and Secretary             1996    $210,000   $ 75,600       9,900         $2,821

---------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.

(2) Amounts shown reflect life insurance premiums paid by the Company.

OPTION GRANTS TABLE

     The table below sets forth certain information relating to the options granted during fiscal 1998 to each Named Executive Officer. The Company's stock option plans do not authorize the grant of stock appreciation rights.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)

                                 INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE
                            ----------------------------            OPTION TERM              VALUE AT ASSUMED
                                             PERCENT OF    -----------------------------      ANNUAL RATES OF
                              NUMBER OF        TOTAL                                            STOCK PRICE
                             SECURITIES     OPTIONS/SARS                                     APPRECIATION FOR
                             UNDERLYING      GRANTED TO    EXERCISE OR BASE                     OPTION TERM
                            OPTIONS/SARS    EMPLOYEES IN   PRICE PER SHARE    EXPIRATION   ---------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR       ($/SH)(2)          DATE       5% ($)     10% ($)
           ----             -------------   ------------   ----------------   ----------   --------   ----------
Bradley Currey, Jr........     50,000            9.6%          11.1250         9/23/08     349,823      886,519
Jay Shuster...............     42,000            8.1%          11.1250         9/23/08     293,851      744,676
David E. Dreibelbis.......     26,000            5.0%          11.1250         9/23/08     181,908      460,990
Edward E. Bowns...........     24,000            4.6%          11.1250         9/23/08     167,915      425,529
David C. Nicholson........     21,000            4.0%          11.1250         9/23/08     146,926      372,338

---------------

(1) All options granted are options to purchase Class A Common Stock and vest in increments equal to 50% of the aggregate number of options granted to the Named Executive Officer on September 24, 2000 and September 24, 2001. The option price is payable in cash or shares of Class A Common Stock that have been held for at least six months and have an aggregate fair market value at least equal to the aggregate option exercise price.

(2) The option exercise price with respect to such options is equal to the closing price per share of Class A Common Stock on September 23, 1998 as reported on the New York Stock Exchange.

AGGREGATED OPTIONS TABLE

     The table below sets forth certain information with respect to options exercised during fiscal 1998 and options held at the end of fiscal 1998 by each Named Executive Officer.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                           OPTIONS/SARS AT                 OPTIONS/SARS AT
                         SHARES                         FISCAL YEAR-END(#)(1)           FISCAL YEAR-END($)(2)
                       ACQUIRED ON      VALUE       ------------------------------   ---------------------------
        NAME           EXERCISE(#)   REALIZED ($)   EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
        ----           -----------   ------------   -----------   ----------------   -----------   -------------
Bradley Currey,
  Jr.................         0              0              0          100,000                0             0
Jay Shuster..........    21,360        254,699        141,220(3)        96,400          268,650             0
David E.
  Dreibelbis.........    19,800        202,501        105,380(4)        58,800          277,379             0
Edward E. Bowns......    39,600        638,146         80,300(5)        53,600          387,502             0
David C. Nicholson...    30,360        380,632         88,330(6)        45,950          277,379             0

---------------

(1) All unexercisable options are options to purchase Class A Common Stock.

(2) Represents the difference between (i) the fair market value of the shares of Common Stock underlying the options held by each officer based on the last reported closing price per share of Class A Common Stock of $11.0625 on September 30, 1998 as reported on the New York Stock Exchange and (ii) the aggregate exercise price of such options.

(3) Represents options to purchase 118,780 shares of Class A Common Stock and 22,440 shares of Class B Common Stock.

(4) Represents options to purchase 79,640 shares of Class A Common Stock and 25,740 shares of Class B Common Stock.

(5) Represents options to purchase 53,900 shares of Class A Common Stock and 26,400 shares of Class B Common Stock.

(6) Represents options to purchase 62,590 shares of Class A Common Stock and 25,740 shares of Class B Common Stock.

PENSION PLAN TABLE

     The table below sets forth the annual retirement benefits payable under the Rock-Tenn Company Pension Plan (the "Pension Plan," as described below) and the Supplemental Executive Retirement Plan (the "SERP," as described below) to the "grandfathered participants" (as described below) upon retirement if their old formula benefit (as described below) is greater than their new formula benefit (as described below).

                                                         YEARS OF SERVICE
                                   ------------------------------------------------------------
          RENUMERATION               10        15        20         25         30         35
---------------------------------  -------   -------   -------   --------   --------   --------
$125,000.........................  $21,800   $32,700   $43,600   $ 54,500   $ 54,500   $ 54,500
 150,000.........................   26,800    40,200    53,600     67,000     67,000     67,000
 175,000.........................   31,800    47,700    63,600     79,500     79,500     79,500
 200,000.........................   36,800    55,200    73,600     92,000     92,000     92,000
 225,000.........................   41,800    62,700    83,600    104,500    104,500    104,500
 250,000.........................   46,800    70,200    93,600    117,000    117,000    117,000
 275,000.........................   48,800    73,200    97,600    122,000    122,000    122,000
 300,000.........................   48,800    73,200    97,600    122,000    122,000    122,000

     There were approximately 300 grandfathered participants on January 1, 1998, one of whom was Mr. Currey. Neither Messrs. Shuster, Bowns, Dreibelbis nor Nicholson is a "grandfathered participant."

     Only covered employees are eligible to participate in the Pension Plan. A "covered employee" is an employee of the Company or one of its participating subsidiaries who is not (i) a leased employee, (ii) eligible to participate in any other defined benefit plan maintained in whole or in part by contributions from an "Affiliate" (as defined), or (iii) a member of a collective bargaining unit that has not reached an agreement with the Company to participate in the Pension Plan. A covered employee is eligible to begin to participate in the Pension Plan upon completion of 12 months of service in one, or more than one, period of employment (as defined in the Plan) and upon reaching age 21.

     The Pension Plan was amended effective as of January 1, 1998 to add a new benefit formula (the "new formula benefit"). For each calendar year after 1997, the new formula benefit equals 1.2% of a participant's compensation plus .5% of a participant's compensation in excess of 50% of the social security wage base for each such calendar year (as such base is announced by the Internal Revenue Service). This formula produces a benefit payable at a participant's normal retirement age as a straight life annuity. The amendment to the Pension Plan also freezes the benefit accrued under the old four part benefit formula (the "old benefit formula") for all participants (except the "grandfathered participants") as of December 31, 1997 so that all participants (except the "grandfathered participants") will receive a benefit at retirement equal to the sum of their benefit accrued as of December 31, 1997 under the old formula benefit and their benefit accrued after that date under the new formula benefit. A "grandfathered participant" is a Pension Plan participant as of December 31, 1997 who has reached at least age 55 and completed at least 10 years of service as of January 1, 1998. A grandfathered participant will receive a benefit at retirement based either completely on the old formula benefit or on the same combination of the old formula benefit and the new formula benefit as all other participants, whichever results in the greater benefit for the grandfathered participant.

     Under the Pension Plan, "compensation" for hourly paid participants is defined as total compensation paid which is reportable as taxable income on Form W-2, plus any elective deferrals under any 401(k) plan or Code sec. 125 Cafeteria Plan. Compensation for salaried employees is defined as base pay. It therefore does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, income imputed from insurance coverage or the like, and payments under the Pension Plan or any other employee benefit plan or any income from a stock option. No employee's compensation for purposes of the Pension Plan shall include amounts in excess of the limit (the "Code Compensation Limit") imposed by the Internal Revenue Code of 1986, as amended (the "Code") and as adjusted for inflation by the Secretary of the Treasury. For calendar year 1996, the Code Compensation Limit was $150,000, and for calendar years 1997 and 1998, the Code Compensation Limit was $160,000.

     An employee's right to benefits under the Pension Plan is vested after five years of service (as defined in the Pension Plan) or at normal retirement age, whichever is earlier. The Plan is a defined benefit plan qualified under the Code and, as such, is subject to certain limits on the amount of benefits which may be paid under it.

     For fiscal 1998, $260,000, $260,000, $260,000, $260,000 and $236,000 of the
compensation paid to Messrs. Currey, Shuster, Dreibelbis, Bowns and Nicholson, respectively, was compensation for purposes of the Pension Plan and the SERP. As of September 30, 1998, Messrs. Currey, Shuster, Dreibelbis, Bowns and Nicholson had approximately 22, 19, 24, 18 and 15 years of benefit service as defined under the Pension Plan, respectively. The table set forth above displays the approximate annual retirement benefits payable under the Plan (using the old benefit formula in effect prior to January 1, 1998) as a life annuity, based on various levels of average compensation and years of service at a grandfathered participant's retirement date. In addition, the amounts shown in the table have been calculated without regard to current limitations on compensation and benefits.

     The SERP is designed to supplement a participant's benefit under the Pension Plan and is paid in the same form and at the same time as a participant's benefit is paid under the Pension Plan. The supplement is designed to make up for the loss in benefits the participant will receive under the Pension Plan due to the reduction in the Code Compensation Limit from $235,840 to $150,000 in 1994, indexed thereafter. The Compensation Committee of the Board of Directors determines who will participate in the SERP. Currently, there are 17 participants in the SERP.

     The estimated benefit payable at the normal retirement age under the new benefit formula and the SERP for Messrs. Shuster, Dreibelbis, Bowns and Nicholson is $180,000, $178,000, $118,000 and $131,000, respectively. Mr.
Currey's estimated benefit payable under the old formula benefit currently is greater than his estimated benefit payable under the new formula benefit.

                              CERTAIN TRANSACTIONS

     Mr. John W. Spiegel, a director of the Company, is an officer of SunTrust Banks, Inc. J. Hyatt Brown, a director of the Company, is also a director of SunTrust Banks, Inc. During fiscal 1998, the Company maintained a syndicated credit facility pursuant to a loan agreement under which SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc., serves as agent. Under the loan agreement, the Company has aggregate borrowing availability of $450,000,000. As of September 30, 1998, the Company had outstanding borrowings of $369,000,000 under such loan agreement and during fiscal 1998 the Company paid $18,442,000 in interest under such loan agreement. The Company also paid $1,179,000 in facility fees relating to this facility during fiscal 1998. In addition, the Company and SunTrust Banks, Inc. are parties to a master letter of credit agreement relating to industrial revenue bonds issued in connection with certain of the Company's manufacturing facilities. SunTrust Banks, Inc. has performed other banking services for the Company over the past fiscal year. Aggregate payments by the Company to SunTrust Banks, Inc. for such services did not exceed 5% of the Company's net sales or SunTrust Banks' gross revenues in fiscal 1998.

     Mr. J. Hyatt Brown, a director of the Company, is President and a shareholder of Poe & Brown, Inc. During fiscal 1998, Poe & Brown, Inc. performed insurance services for the Company, and the Company paid Poe & Brown, Inc. an aggregate of $4,898,000 in respect of such services.

     Mr. Robert B. Currey, a director of the Company, is Chief Executive Officer of Currey & Company, Inc., which purchased corrugated boxes from the Company in fiscal 1998 for an aggregate of $328,225.

     Mr. L. L. Gellerstedt, III, a director of the Company, was President and Chief Executive Officer of Beers Construction Company until May 1998 and currently serves as Chairman. During fiscal 1998, the Company paid Beers Construction Company an aggregate of $2,733,000 in exchange for services relating to the construction of a new facility for the Company at its Norcross, Georgia office.

     Mr. David C. Nicholson is Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Nicholson's father-in-law is President, and his brother-in-law is Vice President of Administration, of Carithers-Wallace-Courtenay, a furniture company from which the Company has purchased furniture. During fiscal 1998, the Company purchased furniture aggregating $1,267,000 from Carithers-Wallace-Courtenay.

     On January 21, 1997, the Company acquired all of the outstanding capital stock of the parent of Waldorf Corporation ("Waldorf"). Mr. Eugene U. Frey, a director of the Company, together with members of his immediate family, received in connection with the acquisition cash in exchange for shares of capital stock of the parent of Waldorf beneficially owned by them. In addition, in connection with the Waldorf acquisition, Mr. Frey entered into a Consulting Agreement dated January 21, 1997 with the Company, pursuant to which the Company agreed to pay Mr. Frey, until January 21, 2000, a consulting fee of $264,000 per year in equal monthly installments in exchange for various consulting services. During fiscal 1998, the Company paid Mr. Frey an aggregate of $264,000 under the Consulting Agreement.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors during fiscal 1998 consisted of Mrs. Mary Louise Morris Brown and Messrs. James W. Johnson and L.L. Gellerstedt, III. During fiscal 1998, the Compensation Committee was responsible for (i) establishing the compensation of the Company's Chief Executive Officer and (ii) administering the Company's stock option plans, employee stock purchase plan, key employee incentive bonus plan and supplemental executive retirement plan. Mr. Currey, the Company's Chief Executive Officer, was responsible for establishing the compensation for all of the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is currently anticipated that compensation subject to this threshold to be paid to one executive officer of the Company during fiscal year ending September 30, 1999 ("fiscal 1999") may exceed $1 million.

     Compensation Policy. The Company's executive compensation policy is designed to attract, retain and motivate executive officers to maximize the Company's performance and shareholder value by:

     - providing base salaries that are market-competitive;

     - rewarding the achievement of the Company's business plan goals and earnings objectives; and

     - creating stock ownership opportunities to align the interests of executive officers with those of shareholders.

     In light of the Company's compensation policy, the components of its executive compensation program for fiscal 1998 included base salaries, cash bonuses and stock options. The Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for fiscal 1998. The consulting firm recommended that the Company continue its policy, initiated in fiscal 1995, of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. The Compensation Committee considered these recommendations in establishing the base salary and cash bonus for the Chief Executive Officer, and Mr. Currey considered them in establishing the base salary and cash bonuses for the other executive officers.

     Base Salary. Each executive officer's base salary, including the Chief Executive Officer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three- to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During fiscal 1998, the base salary of each Named Executive Officer other than the Chief Executive Officer was increased by approximately 5.2% to 9.6% over each such executive officer's fiscal 1997 base salary. Mr. Currey's base salary was not increased during fiscal 1998.

     Cash Bonuses. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus. The Company's cash bonus program is designed to motivate key managers and sales people as well as executive officers and reward the achievement of specific business plan goals. Under the Company's bonus plan, in fiscal 1998, certain executive officers were eligible to earn a cash bonus in an amount up to 40% of their respective base salaries to the extent the Company achieved certain financial objectives established by the Compensation Committee. During fiscal 1998, under this plan, the Named Executive Officers, including the Chief Executive Officer, earned bonuses equal to 32% of their respective base salaries.

     Stock Options. The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by the Company's growth and profitability and individual grants are based on, among other things, the executive officer's responsibilities and individual performance. To encourage an executive officer's long-term performance, commencing with grants in fiscal 1994, stock options generally vest over three years and terminate ten years after the date of grant. The creation of opportunities to own stock is considered the most significant component in an executive officer's compensation package. On September 23, 1998, the Named Executive Officers received stock option grants in respect of fiscal 1998 ranging from options to purchase 21,000 to 50,000 shares.

                                            Mary Louise Morris Brown
                                            Bradley Currey, Jr.
                                            James W. Johnson
                                            L.L. Gellerstedt, III

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on the Company's Class A Common Stock compared to the return on the S&P 500 Index and the S&P Paper & Forest Products Index. Trading in the Company's Class A Common Stock commenced on March 2, 1994 in connection with the Company's initial public offering. The graph reflects the investment of $100 on March 2, 1994 in the Company's Class A Common Stock, the S&P 500 Index and the S&P Paper & Forest Products Index and the reinvestment of dividends. (PERFORMANCE GRAPH)

               Measurement Period                                                        S&P Paper
             (Fiscal Year Covered)                      RKT             S&P 500            Index
Mar. 2, 1994                                                100.00            100.00            100.00
Sept. 30, 1994                                              105.25             99.54            103.58
Sept. 30, 1995                                              108.67            125.73            113.78
Sept. 30, 1996                                              127.90            147.87            114.57
Sept. 30, 1997                                              140.96            203.80            148.52
Sept. 30, 1998                                               79.63            218.80            107.93

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                APPROVAL OF AMENDMENTS TO 1993 STOCK OPTION PLAN
                                    (ITEM 2)

     The Board of Directors has approved and recommends to the shareholders that they approve a proposal to amend the Company's 1993 Stock Option Plan (the "Existing Plan" and, as proposed to be amended, the "Amended Plan") to (i) increase by 1,500,000 the number of shares of Class A Common Stock available for grant under the Existing Plan such that the total number of shares of Class A Common Stock available for grant under the Amended Plan will be approximately 3,700,000, (ii) update the Plan with respect to the changes under Rule 16-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) delete the existing grant limitation in the Existing Plan (which is a number of shares equal to the product of five times the optionee's base salary divided by the current market price per share of Class A Common Stock) and substitute a grant limit of 100,000 shares each calendar year for all individuals except individuals who the Company is seeking to employ for the first time which will be subject to a grant limit of 300,000 shares. In the event that the adoption of the Amended Plan is approved, 1,815,400 shares of Class A Common

Stock would remain available for issuance under the Amended Plan. As of December 1, 1998, the fair market value of the Class A Common Stock was $16.94.

     The Board of Directors of the Company has determined that the Amended Plan is in the best interests of the Company and its shareholders. The Amended Plan would provide additional shares for stock option grants to employees of the Company. The Board of Directors believes that the grant of stock options is an effective method to attract and retain employees and that the availability of additional shares for future grants under the Amended Plan will be important to the Company's business prospects and operations. The Board of Directors of the Company believes that the other proposed amendments to the Existing Plan are in the nature of clarifying and updating changes that will not have a significant impact upon participants in the Amended Plan or on the Company in general.

PLAN DESCRIPTION

     The following description of the Amended Plan is a summary and is qualified in its entirety by reference to the text of the Amended Plan, which is available from the Company upon request.

     The Amended Plan will allow for the grant of both options that qualify as incentive stock options and options that do not qualify as incentive stock options (the "non-qualified options") under the Code. Under the Amended Plan, there will be 3,700,000 shares of Class A Common Stock (subject to adjustments set forth in the Amended Plan) available for use. Under the Amended Plan, options may be granted to salaried full-time employees, including executive officers, of the Company and its subsidiaries and affiliates (approximately 1,950 persons as of December 1, 1998). The Amended Plan will be administered by the Compensation Committee, which will consist of individuals who are both non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, and outside directors within the meaning of Section 162(m) of the Code. The Compensation Committee will select individuals to receive options and will determine the terms and conditions of the options to be granted, including the type of option to be granted, the vesting schedule and the exercise price. Under the Amended Plan, no individual in any calendar year may be granted an option to purchase more than 100,000 shares of Class A Common Stock unless the individual is an individual not previously employed by the Company, an affiliate or a subsidiary, in which event such individual may be granted an option to purchase up to 300,000 shares of Class A Common Stock in the first calendar year he or she is so employed to induce him or her to become an employee of the Company. The granting of options will be in the discretion of the Compensation Committee and will be based upon, among other things, the employee's performance and potential impact on the Company's growth and profitability. Options granted to employees under the Amended Plan generally must expire no later than 10 years after the date of grant. The exercise price of the options must be equal to at least 100% of the fair market value of the Class A Common Stock on the date of grant. Options are not transferable by the holder other than by will or applicable laws of descent or distribution.

     The Amended Plan may be amended from time to time by the Board of Directors, except that no such amendment shall be made absent the approval of the shareholders to the extent the Company determines such approval is required under Section 162(m) of the Code or such approval is required under Section 422 of the Code (a) to increase the number of shares of Class A Common Stock reserved for issuance under the Amended Plan or (b) to change the class of employees eligible to participate in the Amended Plan.

     The Amended Plan provides that, if the Company agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which the Class A Common Stock is converted into another security or into a right to receive securities or property and such agreement does not provide for the assumption or substitution of options granted under the Amended Plan on a basis that the Board of Directors of the Company determines is fair and equitable to holders of options, the Board of Directors may in its discretion cancel unilaterally any unexercised options in exchange for the right to exercise the options in full for a reasonable period before the options are unilaterally cancelled. The Amended Plan further provides that, upon a change in control of the Company or the making of a tender or exchange offer for the Class A Common Stock other than by the Company, the Board of Directors may in its discretion take such actions with respect to unexercised options as it deems appropriate to protect the integrity of the outstanding options. The Board of Directors, upon a change in control, may take different action with respect to different employees or groups of employees as it deems appropriate.

ESTIMATE OF BENEFITS

     The number of options that will be granted under the Amended Plan to the Named Executive Officers and the other executive officers, directors and employees of the Company at future dates is not currently determinable.

     The following table sets forth the number of stock options granted under the Exiting Plan to the Named Executive Officers and to the executive officers and other employees eligible to participate in the Existing Plan as a group during fiscal 1998.

                                                                 NUMBER OF      DOLLAR VALUE OF
                                                              OPTIONS GRANTED     BENEFITS IN
NAME AND POSITION                                             IN FISCAL 1998    FISCAL 1998(1)
-----------------                                             ---------------   ---------------
Bradley Currey, Jr..........................................       50,000            $  0
  Chairman of the Board and Chief Executive Officer
Jay Shuster.................................................       42,000               0
  President and Chief Operating Officer
David E. Dreibelbis.........................................       26,000               0
  Executive Vice President and General Manager of the Mill
     Group
Edward E. Bowns.............................................       24,000               0
  Executive Vice President and General Manager of the
     Industrial
     Products Group
David C. Nicholson..........................................       21,000               0
  Senior Vice President, Chief Financial Officer and
     Secretary
Executive officers as a group...............................      287,400               0
Current directors who are not executive officers as a
  group.....................................................            0               0
All employees, including all current officers who are not
  executive officers, as a group............................      231,800               0

---------------

(1) All stock options granted during fiscal 1998 had an exercise price per share equal to the fair market value per share of Class A Common Stock on the date of grant. Consequently, the dollar value of the benefits was $0 as of the grant date.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion outlines generally the federal income tax consequences of participation under the Amended Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Amended Plan.

     Non-qualified Stock Options. The recipient of a non-qualified stock option under the Amended Plan will not be subject to any federal income tax upon the grant of such option nor will the grant of the option result in an income tax deduction for the Company. As a result of the exercise of an option, the recipient will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the recipient upon exercise over the exercise price. Such fair market value generally will be determined on the date the shares of Class A Common Stock are transferred pursuant to the exercise. However, if the recipient is subject to Section 16(b) of the Exchange Act, the date on which the fair market value of the shares transferred will be determined is delayed under Section 83(c) of the Code for up to six months if the recipient cannot sell the Class A Common Stock without being subject to liability under Section 16(b) of the Exchange Act. Alternatively, if the recipient is subject to Section 16(b) of the Exchange Act and makes a timely election under Section 83(b) of the Code, such fair market value will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b) of the Exchange Act. The recipient will recognize ordinary income in the year in which the fair market value of the shares transferred is determined under Section 83 of the Code. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient when such ordinary income is recognized by the recipient provided the Company satisfies applicable federal income tax reporting requirements.

     Depending on the period the shares of Class A Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short-or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified stock option was exercised (or if a recipient was subject to Section 16(b) of the Exchange Act and did not timely elect under Section 83(b) of the Code, the fair market value on the delayed determination date, if applicable).

     Special rules apply to a recipient who exercises a non-qualified stock option by paying the exercise price, in whole or in part, by the transfer of shares of Class A Common Stock to the Company.

     Incentive Stock Options. An employee will not subject to any federal income tax upon the grant of an incentive stock option pursuant to the Amended Plan, nor will the grant of an incentive stock option result in an income tax deduction for the Company. Further, an employee will not recognize income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction as a result of the exercise of an incentive stock option and the related transfer of shares of Class A Common Stock to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of the incentive stock option over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may increase their federal income tax liability as a result of the exercise of an incentive stock option under the alternative minimum tax rules of the Code.

     If the shares of Class A Common Stock transferred pursuant to the exercise of an incentive stock option are disposed of within two years from the date the option is granted or within one year from the date the option is exercised, the employee generally will recognize ordinary income equal to the lesser of (1) the gain recognized (i.e., the excess of the amount realized on the disposition over the exercise price) or (2) the excess of the fair market value of the shares transferred upon exercise over the exercise price for such shares. If the employee is subject to Section 16(b) of the Exchange Act, special rules may apply to determine the amount of ordinary income recognized upon the disposition. The balance, if any, of the employee's gain over the amount treated as ordinary income on disposition generally will be treated as long- or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. The Company normally would be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee provided the Company satisfied applicable federal income tax reporting requirements.

     If the shares of Class A Common Stock transferred upon the exercise of an incentive stock option are disposed of after the holding periods have been satisfied, such disposition generally will result in a long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the exercise price. The Company will not be entitled to a federal income tax deduction as a result of a disposition of such shares after these holding periods have been satisfied.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 3)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal 1999, subject to ratification of this appointment by the shareholders of the Company. The Company has been advised by Ernst & Young LLP that neither it nor any member thereof has any direct or material indirect financial interest in the Company or any of its subsidiaries in any capacity. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1999. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Class A Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons complied with the applicable reporting requirements except that (i) the initial statement of beneficial ownership on Form 3 required to be filed by Vincent D'Amelio, an executive officer of the Company, was inadvertently filed approximately 34 days late, (ii) the initial statement of beneficial ownership on Form 3 required to be filed by Steve Flanagan, an executive officer of the Company, was inadvertently filed approximately 34 days late, (iii) the statement of changes of beneficial ownership on Form 4 required to be filed by Eugene Frey, a director of the Company, to report the sale of shares of Class A Common Stock was inadvertently filed approximately 44 days late, (iv) the statement of changes of beneficial ownership on Form 4 required to be filed by Mary Louise Morris Brown, a director of the Company, to report the sale of shares of Class A Common Stock was inadvertently filed approximately 30 days late and (v) the statement of changes of beneficial ownership on Form 4 required to be filed by
C. Randolph Sexton, a director of the Company, to report the sale of shares of Class A Common Stock was inadvertently filed approximately 30 days late.

ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder of record as of December 4, 1998, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                            Rock-Tenn Company
                                            504 Thrasher Street
                                            Norcross, Georgia 30071
                                            Attention: Chief Financial Officer

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under the Company's Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board of Directors of the Company only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company not less than 130 days prior to the meeting. Notwithstanding the foregoing, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date the meeting was mailed or such public disclosure was made, whichever occurs first. Such shareholder's notice must set forth (i) with respect to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of Common Stock beneficially owned by such person and (d) other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder and
(b) the number of shares of each class of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received no later than August 9, 1999 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting. If, however, the Company gives less than 60 days notice of the Company's 2000 Annual Meeting of Shareholders, any shareholder proposals intended to be presented at such meeting must be received no later than ten days after the date of such notice.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies by the Board of Directors in connection with the Annual Meeting will be borne by the Company. For investor relation services, the Company paid Morgen Walke $111,000 during fiscal 1998. No specific fee was allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                          /s/ DAVID C. NICHOLSON

                                          David C. Nicholson
                                          Secretary
                            ------------------------

     THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR FISCAL 1998, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.
                            ------------------------

                                                                      APPENDIX
                               ROCK-TENN COMPANY
                         PROXY FOR CLASS A COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              ON JANUARY 28, 1999

     The undersigned hereby appoints Bradley Currey, Jr. and Jay Shuster and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 28,
1999, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard,
Norcross, Georgia, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of
Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of
Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.





/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE                      FOR              WITHHOLD
                                   all nominees listed       AUTHORITY
                                 (except as marked below   to vote for all
                                    to the contrary)       nominees listed                                      FOR  AGAINST ABSTAIN
1. To elect five (5) directors:            / /                   / /             2. To adopt and approve the    / /    / /     / /
   J. Hyatt Brown                                                                   Amendments to the
   A.D. Frazier                                                                     Company's 1993 Stock
   Eugene U. Frey                                                                   Option Plan.
   C. Randolph Sexton
   Jay Shuster                                                                   3. To ratify the appointment   FOR  AGAINST ABSTAIN
                                                                                    of Ernst & Young LLP as     / /    / /     / /
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                     independent auditors.
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

               RECORD DATE SHARES:

                                                                                  PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND
                                                                                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE,
                                                                                  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
                                                                                  MEETING ON JANUARY 28, 1999. IF YOU ATTEND THE
                                                                                  ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU
                                                                                  WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED
                                                                                  YOUR PROXY.


                                                         -----------------------
Please be sure to sign and date this Proxy.              Date
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
   Shareholder sign here                            Co-owner sign here

                                                                        APPENDIX

                               ROCK-TENN COMPANY
                         PROXY FOR CLASS B COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              ON JANUARY 28, 1999

     The undersigned hereby appoints Bradley Currey, Jr. and Jay Shuster and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of
Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 28, 1999 at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial
Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual
Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.

/X/ PLEASE MARK VOTES                      FOR
    AS IN THIS EXAMPLE              all nominees listed     WITHHOLD AUTHORITY
                                (except as marked below to   to vote for all
                                      the contrary)          nominees listed
                                         / /                      / /                                          FOR  AGAINST  ABSTAIN
1. To elect five (5) directors:                                     2. To adopt and approve the Amendments to  / /    / /     / /
   J. Hyatt Brown                                                      the Company's 1993 Stock Option Plan.
   A.D. Frazier
   Eugene U. Frey
   C. Randolph Sexton
   Jay Shuster

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  3. To ratify the appointment of Ernst &   FOR  AGAINST  ABSTAIN
   NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST       Young, LLP as independent auditors.    / /    / /     / /
   ABOVE.)

    RECORD DATE SHARES:                                             PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT
                                                                    PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN
                                                                    TO ATTEND THE ANNUAL MEETING ON JANUARY 28, 1999. IF YOU
                                                                    ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU
                                                                    WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                                         -----------------------
Please be sure to sign and date this Proxy.              Date
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
   Shareholder sign here                            Co-owner sign here